Exhibit 99.2

Genesis Bioventures Announces Addition of Corporate and Securities Attorney to GBI's Board of Directors

Thursday June 22, 9:30 am ET

NEW YORK, June 22 /PRNewswire-FirstCall/ - Genesis Bioventures, Inc. (GBI) (OTCBB:GBIW - News) today announced Jonathan F. Atzen has joined GBI as a Director of the Company's Board of Directors and as Secretary of the Company. The Company also announced the resignation of Mr. Greg McCartney.

Mr. Atzen has over 15 years of general corporate and securities practice serving as in-house and outside general counsel to publicly-traded and private technology companies in such industries as life sciences, semiconductors, software, and energy technologies. Mr. Atzen's legal experience also includes Securities and Exchange Commission '34 Act compliance and reporting, advice and counseling to board of directors and committees of the board, and licensing and intellectual property portfolio management. He is currently Senior Vice President and General Counsel of Advanced Cell Technology, Inc. He was formerly an attorney with the firm Heller Ehrman/Venture Law Group and the firm Morrison & Foerster. Mr. Atzen received his Juris Doctor degree from Loyola Law School and is active with the California Bar Association. He received dual degrees in Economics and Political Science from the University of California, Santa Barbara.

"Mr. Atzen's directorship and appointment as Secretary of the Company is a continuation of our management reorganization. He brings a substantial body of knowledge and experience to the Company that will be invaluable as we continue to advance our strategic and operating objectives," said Douglas Lane, CEO and Chairman. "I am very pleased Mr. Atzen has agreed to assist us with our corporate governance and we look forward to his active participation in our growth and success."

"I would also like to give special thanks to Mr. McCartney and recognize him for his years of service to the Company. We wish him the very best in his new responsibilities."

About Genesis Bioventures, Inc.

Genesis Bioventures, Inc. is a biomedical development corporation focusing on the development and marketing of novel diagnostics and therapeutics in oncology and neurodegenerative diseases.

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from Genesis' historical experience and its present expectations or projections. These risks include, but are not limited to: actual use of the Rapid Prion Detection assays in slaughterhouses; actual commercialization of assays for transmissible spongiform encephalopathies in animals and humans; GBI's ability to transition its corporate restructuring; to generate revenues and net income; ability to obtain personnel and directors familiar with investment, biotechnology, and pharmaceutical industries; commercialization of products through Prion Developmental Laboratories; our ability to become an industry leader; changes in economic conditions; the competitive environment within the biomedical industry; GBI's ability to capture market share; the effectiveness of GBI's advertising and marketing programs; ability to raise additional capital; ability to achieve earnings goals; regulatory and legal changes; ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in GBI's filings with the SEC, including the Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
GBI Investor Relations: (604) 542-0820, gbi@gnsbio.com, www.gnsbio.com
Aurelius Consulting Group: (800) 644-6297, info@aurcg.com,
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